                                  Exhibit 11.1

                              NEWMIL BANCORP, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amounts)

                                         Year ended    Six months ended    Years ended
                                        December 31,     December 31,        June 30,
                                            2001        2000      1999     2000     1999
-----------------------------------------------------------------------------------------
Net income
Net income - basic and diluted             $5,626      $2,006    $1,904   $4,015   $3,032
=========================================================================================

Weighted Average Common and Common
Equivalent Stock
Weighted average common stock
   outstanding - basic                      4,467       3,890     3,656    3,635    3,793
Assumed conversion as of the
   beginning of each period or upon
   issuance during a period of stock
   options outstanding at the end
   of each period                             443         301       414      406      402
Assumed purchase of treasury stock
   during each period with proceeds
   from conversion of stock options
   outstanding at the end of each
   period                                    (271)       (156)     (230)    (234)    (210)
-----------------------------------------------------------------------------------------
Weighted average common and common
   equivalent stock outstanding
   - diluted                                4,639       4,035     3,840    3,807    3,985
=========================================================================================

Earnings Per Common and Common
Equivalent Share
Basic                                      $ 1.26      $ 0.52    $ 0.52   $ 1.10   $ 0.80
=========================================================================================
Diluted                                    $ 1.21      $ 0.50    $ 0.50   $ 1.05   $ 0.76
=========================================================================================